      As filed with the Securities and Exchange Commission on May 30, 1997
                                              Registration No. 333-_____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ------------------
                          UNITED MERIDIAN CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                   75-2160316
 (State or other jurisdiction                      (I.R.S. Employer
 of incorporation or organization)                Identification No.)

                           1201 LOUISIANA, SUITE 1400
                              HOUSTON, TEXAS 77002
                                 (713) 654-9110
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 JOHN B. BROCK
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           1201 LOUISIANA, SUITE 1400
                              HOUSTON, TEXAS 77002
                                 (713) 654-9110
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ------------------
  Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of this Registration Statement, in connection with the exercise of the stock options described herein.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ------------------
                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                                      PROPOSED
                                                 PROPOSED MAXIMUM     MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS               AMOUNT TO BE    OFFERING PRICE     AGGREGATE     REGISTRATION
OF SECURITIES TO BE REGISTERED    REGISTERED(2)     PER SHARE      OFFERING PRICE     FEE(3)
-----------------------------------------------------------------------------------------------
Series A Voting Common Stock,      4,300,000         $35.19         $151,317,000    $45,853.64
  $0.01 par value per share(1)
===============================================================================================

(1) Includes associated Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced or traded separately from the Series A Voting Common Stock.
(2) This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions of the Plans (as defined herein).
(3)  Calculated in accordance with Rule 457(c).

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS
----------

                                4,300,000 SHARES

              [LOGO OF UNITED MERIDIAN CORPORATION APPEARS HERE]

                          UNITED MERIDIAN CORPORATION

                                  COMMON STOCK

                                 _____________

     This prospectus relates to up to 4,300,000 shares of Series A Voting Common Stock, par value $0.01 per share ("Common Stock"), of United Meridian Corporation (the "Company"), which may, under the terms of the United Meridian Corporation 1994 Employee Nonqualified Stock Option Plan (such plan, as amended, the "Employee Plan") and the United Meridian Corporation 1994 Outside Directors' Nonqualified Stock Option Plan (such plan, as amended, the "Directors' Plan" and, together with the Employee Plan, the "Plans"), be offered and sold to immediate family members of certain participants ("Participants") in the Plans, to family trusts benefitting the immediate family members of Participants or to family partnerships composed solely of members of a Participant's immediate family, pursuant to nonqualified stock options (the "Stock Options") granted to such Participants under the Plans, some or all of which may be transferred by Participants to immediate family members, family trusts and family partnerships, in accordance with the Plans and the grant documents specifying the terms and conditions of such Stock Options. This prospectus also relates to the offer and sale of Common Stock pursuant to such Stock Options to the beneficiaries of such immediate family members, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such persons.

                                 _____________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 _____________

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                                 _____________

            THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.
                                 _____________

                The date of this Prospectus is __________, 1997.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

AVAILABLE INFORMATION.....................................................   1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   1

UNITED MERIDIAN CORPORATION...............................................   2

USE OF PROCEEDS...........................................................   2

DESCRIPTION OF THE PLANS AND THE STOCK OPTIONS............................   2
  The Plans...............................................................   2
    General Information...................................................   2
    Securities to be Offered..............................................   3
    Administration of the Plans...........................................   3
    Persons Who May Participate in the  Plans.............................   3
    Grants of Stock Options...............................................   3
    Amendment.............................................................   3
  The Stock Options.......................................................   4
    General...............................................................   4
    Assignability of Stock Options........................................   4
    Effect of Termination of Relationship.................................   5
    Exercise of Stock Options by Stock Option Transferees.................   6
    Adjustments to Stock Options..........................................   6
    Trading...............................................................   7

TAX AND ERISA STATUS OF OPTIONS...........................................   7
  Federal Income Tax Consequences.........................................   7
    Tax Consequences to Participant Transferors...........................   7
    Tax Consequences to Stock Option Transferee...........................   8
    Tax Consequences Upon Subsequent Sale of Stock
     by Stock Option Transferee...........................................   8
  ERISA...................................................................   8

REOFFERS AND RESALES......................................................   8

EXPERTS...................................................................   8

LEGAL OPINION.............................................................   8

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of such material can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the
  Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2551 and Northeast Regional Office, 7 World Trade Center, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants, including the Company, that file electronically with the Commission. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission pursuant to the Exchange Act are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 10-K");
     2. The Company's Quarterly Report on Form 10-Q for the quarter ended
        March 31, 1997;
     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 15, 1993; and
     4. The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, filed with the Commission on February 16, 1996, as amended by Amendment No. 1 thereto on Form 8-A/A, filed with the Commission on March 4, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(e), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the securities registered hereunder shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also, or is deemed to be, incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof. The Company will provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person (without exhibits unless such exhibits are specifically incorporated by reference into such documents) copies of any or all of the documents incorporated by reference in this Prospectus. Requests for such copies may be directed to Secretary, United Meridian Corporation, 1201 Louisiana, Suite 1400, Houston, Texas 77002;
  Telephone: (713) 654-9110.

                          UNITED MERIDIAN CORPORATION

     United Meridian Corporation ("UMC" or the "Company") is a leading independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas in North America and certain international regions. Since its inception in 1987, the Company has grown through a series of strategic corporate and property acquisitions and a successful exploration program that has focused on UMC's core operating areas in North America and in certain high potential, international regions. In North America, the Company's production is concentrated in the Gulf Coast, Permian Basin, Mid-continent and Rocky Mountain regions and in Western Canada. Internationally, the Company currently operates in the West African oil and natural gas producing regions of Cote d'Ivoire and Equatorial Guinea. In addition, the Company has been awarded a production sharing contract or petroleum concession agreement ("PSC") on one block and has a contractual arrangement covering PSCs on two adjacent blocks in Pakistan and has been awarded a PSC in Bangladesh.

     The principal executive office of the Company is located at 1201 Louisiana, Suite 1400, Houston, Texas 77002; Telephone: (713) 654-9110.


                                USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of the Common Stock offered hereby for general corporate purposes.


                 DESCRIPTION OF THE PLANS AND THE STOCK OPTIONS

  THE PLANS

     A copy of each Plan is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary of certain provisions of the Plans does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Plans, including the definitions therein of certain terms.

      General Information. The Plans were adopted by the Board of Directors of the Company on March 29, 1994 and were approved by the stockholders of the Company on May 17, 1994. The Employee Plan provides for the grant of Stock Options to purchase shares of the Common Stock to employees and officers of the Company or any of its Affiliates (as such term is defined in the Internal Revenue Code of 1986, as amended (the "Code")). The Directors' Plan provides for the grant of Stock Options to purchase shares of Common Stock to all non-employee directors ("Outside Directors") of the Company or any of its Affiliates. The purpose of the Plans is to advance the interests of the Company by encouraging stock ownership on the part of key employees and Outside Directors, by enabling the Company (and its Affiliates) to secure and retain highly qualified employees and Outside Directors and by providing such employees and Outside Directors with an additional incentive to advance the success of the Company (and its Affiliates). Stock Options granted under the Plans are "nonstatutory stock options" and will not qualify for any special tax benefits to the holders of such Stock Options. The Plans are intended to qualify under Rule 16b-3 promulgated under the Exchange Act so that grants of Stock Options under the Plans are exempt transactions under Section 16(b) of the Exchange Act.

     The Employee Plan will terminate on March 29, 2005 unless terminated at an earlier date by the Board of Directors. The Directors' Plan will terminate either on March 29, 2005, or the date as of which there are not sufficient shares available under the Directors' Plan to allow for the grant to each Outside Director of a Stock Option for the number of shares provided pursuant to the Directors' Plan; however, the Board of Directors may terminate the Directors' Plan at any time prior thereto. Termination of the Plans shall not affect, without the consent of a person having rights under the Plans, any Stock Option theretofore granted under the Plans.

     The Plans are not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") nor qualified under Section 401(a) of the Code.

      Securities to be Offered. The maximum number of shares of the Company's authorized but unissued Common Stock available for grant under the Employee Plan is 4,050,000 shares (subject to adjustment upon certain events as hereinafter described) and as of May 28, 1997, 1,133,591 shares were available for distribution under the Employee Plan (net of shares reserved for issuance upon the exercise of outstanding Stock Options), and unexercised Stock Options to purchase 2,054,719 shares of Common Stock were outstanding under the Employee Plan. The maximum number of shares of the Company's authorized but unissued Common Stock available for grant under the Directors' Plan is 250,000 shares (subject to adjustment upon certain events as hereinafter described) and as of May 28, 1997, 97,000 shares were available for distribution under the Directors' Plan (net of shares reserved for issuance upon the exercise of outstanding Stock Options), and unexercised Stock Options to purchase 151,000 shares of Common Stock were outstanding under the Directors' Plan. Shares that by reason of the expiration of a Stock Option or otherwise are no longer subject to purchase pursuant to a Stock Option granted under the Plans may be reoptioned under the Plans.

      Administration of the Plans. The Plans are administered by the Compensation, Management Development and Directors Committee (the "Committee") of the Board of Directors of the Company, which consists of not less than three non-employee directors (as defined in Rule 16b-3 promulgated under the Exchange Act). The Committee's members are appointed by the Company's Board of Directors. The Board of Directors may, from time to time, remove members from or add members to the Committee and shall fill vacancies in the Committee, however caused. Subject to the express terms and conditions of the Plans, the Committee has full power to grant Stock Options under the Plans, to construe and interpret the Plans, to prescribe, amend and rescind rules and regulations relating to the Plans and to make all other determinations necessary or advisable for the administration of the Plans. The current members of the Committee are Elvis L. Mason, who chairs the Committee, Charles
  R. Carson, Robert H. Dedman, David K. Newbigging, Matthew R. Simmons and Donald D. Wolf, none of whom is employed by the Company.

      Persons Who May Participate in the Plans. The Employee Plan provides for grants of Stock Options to all directors who are employees of the Company and to all officers and other employees of the Company or any parent or subsidiary. The Directors' Plan provides for grants of Stock Options to all directors of the Company who are not employees of the Company or any parent or subsidiary of the Company.

      Grants of Stock Options. Stock Options granted from time to time pursuant to the Plans shall be evidenced by written agreements ("Nonqualified Stock Option Agreements"), and shall not be inconsistent with the Plans. Under the terms of the Employee Plan, the Committee may grant Stock Options from time to time to directors who are employees of the Company and to all officers and other employees of the Company (or its Affiliates) as the Committee shall, in its discretion, determine. The Directors' Plan provides that each Outside Director who is elected or appointed to the Board of Directors of the Company for the first time after March 29, 1994, shall be granted and receive, as of the date of his or her election or appointment and without the exercise of the discretion of any person or persons, a Stock Option to purchase 3,000 shares of Common Stock ("Option Shares") upon proper exercise of such Stock Option (subject to adjustment as described below under "The Stock Options -- Adjustments to Stock Options"). As of the date of the annual meeting of the stockholders of the Company in each year that the Directors' Plan is in effect, each Outside Director who is in office immediately after such meeting and who is not then entitled to receive a Stock Option pursuant to the preceding conditions shall be granted and receive, without the exercise of the discretion of any person or persons, a Stock Option to purchase 3,000 Option Shares (subject to adjustment as described below under "The Stock Options -- Adjustments to Stock Options"). If, as of any date that the Directors' Plan is in effect, there are not sufficient Option Shares available under the Directors' Plan to allow for the grant to each Outside Director of a Stock Option for the number of shares provided thereunder, the Directors' Plan shall terminate according to its provisions.

      Amendment. The Board of Directors of the Company may, from time to time, alter, amend, suspend or discontinue the Plans, or alter or amend any and all Nonqualified Stock Option Agreements granted thereunder; provided, however, that no such action of the Board of Directors, without the approval of the stockholders of the Company, may alter the provisions of the Plans so as to
  (i) materially increase the benefits accruing to Participants under the Plans,
  (ii) materially increase the number of shares of Common Stock subject to the Plans, (iii) modify the requirements as to the eligibility for participation in the Plans, (iv) extend the term of the Plans or the maximum term of the Stock Options granted, (v) alter any outstanding Nonqualified Stock Option Agreement to the detriment of the Participant or Stock Option Transferee (as defined below), without such Participant or Stock Option Transferee's consent, or (vi) decrease, directly or indirectly (by cancellation and substitution of options or otherwise), the option price applicable to any Stock Option granted under the Plans. Copies of the Plans and additional information about the Plans and the administrators may be obtained from Secretary, United Meridian Corporation, 1201 Louisiana, Suite 1400, Houston, Texas 77002; Telephone: (713) 654-9110.

  THE STOCK OPTIONS

      General. As stated above, the Plans provide for the grant of Stock Options to purchase shares of Common Stock. At the time of grant, the Committee establishes the exercise price, which, under the Employee Plan, shall be no less than the market value of the Common Stock on the date the Stock Option is granted (the "Date of Grant"); provided, however, that in connection with a merger, consolidation or reorganization of the Company or any of its affiliates, the Committee may grant Stock Options under the Employee Plan at an option price per share less than the market value of the Common Stock on the Date of Grant if such Stock Options are granted under the Employee Plan in exchange for, or upon conversion of, options to purchase capital stock of any other entity which is a party to such merger, consolidation or reorganization and such option price is no less than the exercise price of the Stock Options which are to be exchanged or converted (after giving effect to any adjustment to such exercise price effected in accordance with the plan of merger, consolidation or reorganization). Under the Directors' Plan, the exercise price shall be the market value of the Common Stock on the Date of Grant. For purposes of the Plans, the "market value" of each share of Common Stock means (i) if the Common Stock is listed on a national securities exchange, the closing sale price per share on the principal exchange on which the Common Stock is listed as reported by such exchange, (ii) if the Common Stock is quoted in the National Market System, the closing sale price per share as reported by NASDAQ, (iii) if the Common Stock is traded in the over-the-counter market but not quoted in the National Market System, the average of the closing bid and asked quotations per share as reported by NASDAQ, or any other nationally accepted reporting medium if NASDAQ quotations shall be unavailable, or (iv) if none of the foregoing applies, the market value of the Common Stock will be the fair value of the Common Stock as reasonably determined in the good faith judgment of the Company's Board of Directors. In addition, the Committee determines the expiration date, which may not be more than 11 years from the Date of Grant, and the times and installments in which the Stock Options may be exercised.

     Except as otherwise provided in the applicable Nonqualified Stock Option Agreement, each Stock Option granted under the Employee Plan shall be exercisable as to 25% of the total shares covered by such Stock Option as of the second anniversary of the Date of Grant, and the right to exercise with respect to an additional 25% of the total shares shall accrue on each of the three subsequent anniversaries of the Date of Grant and shall be cumulative. Except as otherwise provided in the applicable Nonqualified Stock Option Agreement, the right to exercise each Stock Option granted under the Directors' Plan shall accrue as to 33-1/3% of the total shares covered by such Stock Option on the first three anniversaries of the Date of Grant and shall be cumulative.

      Assignability of Stock Options. Stock Options granted under the Plans may be transferred by the Participant (the "Participant Transferor") to one or more permitted transferees (the "Stock Option Transferees"); provided that (i) there may be no consideration for such transfer, (ii) the Participant Transferor (or such Participant Transferor's estate or representative) shall remain obligated to satisfy all employment tax and other withholding tax obligations associated with the exercise of the Stock Options, (iii) the Participant Transferor shall notify the Company in writing that such transfer has occurred, the identity and address of the Stock Option Transferee and the relationship of the Stock Option Transferee to the Participant Transferor and
  (iv) such transfer shall be effected pursuant to transfer documents approved from time to time by the Committee. The term "permitted transferees" shall mean one or more the following: (i) any member of the Participant's immediate family; (ii) a trust established for the exclusive benefit of one or more members of such immediate family; or (iii) a partnership in which such immediate family members are the only partners. The term "immediate family" is defined for such purpose as spouses, children, stepchildren and grandchildren, including relationships arising from adoption.

     To the extent a transferred Stock Option is not fully exercisable as of the date of transfer thereof, the Participant Transferor shall specify in the transfer document whether and to what extent the transferred Stock Options (if less than all of the Stock Options subject to the applicable Nonqualified Stock Option Agreement) are exercisable, subject to the limitations on exercisability contained in the applicable Nonqualified Stock Option Agreement. Furthermore, to the extent the Participant Transferor transfers Stock Options that are not exercisable as of the date of transfer and such Stock Options are less than all of the Stock Options subject to the applicable Nonqualified Stock Option Agreement, the Participant Transferor shall specify in the transfer documents, subject to the limitations on exercisability contained in the applicable Nonqualified Stock Option Agreement, when the transferred Stock Options become exercisable as Stock Options under the applicable Nonqualified Stock Option Agreement generally become exercisable subsequent to such transfer. Stock Option Transferees may not further assign or transfer transferred Stock Options other than by will or the laws of descent and distribution. Following any permitted transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and continue to be subject to the termination of relationship provisions of the Plans, as more fully described below.

     THIS PROSPECTUS RELATES TO UP TO 4,300,000 SHARES OF COMMON STOCK OF THE COMPANY WHICH MAY BE OFFERED AND SOLD TO IMMEDIATE FAMILY MEMBERS OF PARTICIPANTS, TO FAMILY TRUSTS OR FAMILY PARTNERSHIPS PURSUANT TO STOCK OPTIONS THAT MAY BE TRANSFERRED TO SUCH IMMEDIATE FAMILY MEMBERS, FAMILY TRUSTS OR FAMILY PARTNERSHIPS, AS DESCRIBED IN THE IMMEDIATELY PRECEDING PARAGRAPH. THIS PROSPECTUS ALSO RELATES TO THE OFFER AND SALE OF COMMON STOCK PURSUANT TO SUCH STOCK OPTIONS TO THE BENEFICIARIES OF SUCH IMMEDIATE FAMILY MEMBERS, OR THE EXECUTORS, ADMINISTRATORS OR BENEFICIARIES OF THEIR ESTATES, OR OTHER PERSONS DULY AUTHORIZED BY LAW TO ADMINISTER THE ESTATE OR ASSETS OF SUCH PERSONS.

     Upon transfer to a Stock Option Transferee, a Stock Option continues to be governed by and subject to the terms and limitations of the Plans and the relevant Nonqualified Stock Option Agreement, and the Stock Option Transferee is entitled to the same rights as the Participant Transferor thereunder, as if no transfer had taken place. Accordingly, the rights of the Stock Option Transferee are subject to the terms and limitations of the original grant to the Participant Transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture. For information regarding the terms of a particular Stock Option grant, Stock Option Transferees may contact Secretary, United Meridian Corporation, 1201 Louisiana, Suite 1400, Houston, Texas 77002; Telephone: (713) 654-9110.

      Effect of Termination of Relationship. Because Stock Options transferred to Stock Option Transferees continue to be governed by the terms of the Plans and the original grant, their exercisability continues to be affected by the Participant Transferor's relationship to the Company.

     In the event that a Participant who is employed by the Company (or any parent or subsidiary of the Company) dies or otherwise terminates his or her relationship with the Company (or any parent or subsidiary of the Company) because he or she becomes disabled, a Stock Option granted under the Employee Plan shall continue to vest in accordance with the Employee Plan for a period of twelve months after the Participant's death or the date the Participant's relationship with the Company is terminated due to disability. The holder of such Stock Option, whether the Participant or such Participant's Stock Option Transferee (collectively, "Optionee"), or such persons's estate or beneficiary shall have the right to exercise the Stock Option at any time within such twelve month period (if otherwise within the term of the Stock Option). In the event the Participant retires from service to the Company, any parent and all subsidiaries of the Company, such Stock Option shall continue to vest during the lifetime of the Participant and may be exercised during Participant's lifetime (if otherwise during the option period). If a Participant has retired and dies subsequent to his or her retirement during the term of the Stock Option, such Stock Option shall continue to vest and may be exercised within twelve months of the Participant's death (if otherwise within the option period). The foregoing provisions are subject to certain other provisions of the Employee Plan, which may earlier terminate the Stock Option. In the event that the Participant's relationship with the Company, any parent and all subsidiaries of the Company is terminated and the above discussion does not apply, Optionee (or its estate or beneficiary) may exercise the Stock Option, to the extent the Participant was entitled to exercise the Stock Option immediately prior to the termination, within ninety days (or such greater period as the Committee may determine) after the date of such termination (if otherwise within the option period). The Committee may accelerate the time at which a Stock Option may be exercised.

     In the event that an Outside Director dies or becomes disabled before he or she ceases to be a director of the Company, a Stock Option granted under the Directors' Plan shall continue to vest in accordance with the Directors'

  Plan for a period of twelve months after Participant's death or the date the Participant ceases to be a director of the Company due to disability. The Optionee, or such Optionee's estate or beneficiary shall have the right to exercise the Stock Option at any time within such twelve month period (if otherwise within the term of the Stock Option). In the event the Participant retires from service as a director of the Company, such Stock Option shall continue to vest during the lifetime of the Participant and may be exercised during the Participant's lifetime (if otherwise during the option period). If a Participant has retired and dies subsequent to his or her retirement during the term of the Stock Option, such Stock Option shall continue to vest and may be exercised within twelve months of the Participant's death (if otherwise within the option period). The foregoing provisions are subject to certain other provisions of the Directors' Plan, which may earlier terminate the Stock Option. In the event that the Participant ceases to be a director of the Company, and the above discussion does not apply, Optionee (or its estate or beneficiary) may exercise the Stock Option, to the extent the Participant was entitled to exercise the Stock Option immediately prior to the cessation, within ninety days after the date of such cessation (if otherwise within the option period). The Committee may accelerate the time at which a Stock Option may be exercised.

      Exercise of Stock Options by Stock Option Transferees. A Stock Option may be exercised by a Stock Option Transferee, following a proper transfer, at any time from the time first set by the Committee in the original grant to the Participant Transferor in accordance with the provisions of the Plans.

     Option Shares purchased upon exercise of Stock Options shall at the time of purchase be paid for in full. The Company shall satisfy its employment tax and other tax withholding obligations by requiring the Participant (or his or her estate or representative) to pay the amount of employment tax and withholding tax, if any, that must be paid under federal, state and local law due to the exercise of the Stock Option. To the extent that the right to purchase Option Shares has accrued under the Plans, Stock Options may be exercised from time to time by written notice to the Company stating the full number of Option Shares with respect to which the Stock Option is being exercised and the time of delivery thereof, which shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon by the Stock Option Transferee (or other person entitled to exercise the Stock Option) and the Company, accompanied by payment to the Company of the purchase price in full and the amount of employment tax and withholding tax due, if any, upon the exercise of the Stock Option. Such payment shall be effected by (i) certified or official bank check, (ii) the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to the amount of such purchase price and employment or withholding tax (subject to such restrictions or procedures as the Company deems necessary to satisfy Section 16(b) of the Exchange Act) or (iii) delivery of the equivalent thereof acceptable to the Company. The Company will, as soon as reasonably possible, notify the Participant (or his or her representative) of the amount of employment tax and other withholding tax that must be paid under federal, state and local law due to the exercise of the Stock Option. At the time of delivery, the Company shall, without transfer or issue tax to the Stock Option Transferee (or other person entitled to exercise the Stock Option), deliver to the Stock Option Transferee (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for the Option Shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law.

      Adjustments to Stock Options. The aggregate number of shares of Common Stock for which Stock Options may be granted to Participants, the number of shares covered by each outstanding Stock Option and the exercise price per share for each such Stock Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from the subdivision or consolidation of shares after the Date of Grant, the payment of a stock dividend in shares of Common Stock after the Date of Grant or other increase in the shares of outstanding Common Stock effected after the Date of Grant without receipt of consideration by the Company, provided, however, that any Stock Options to purchase fractional shares resulting from any such adjustment shall be eliminated.

     If the Company shall at any time participate in a reorganization to which
  Section 424(a) of the Code applies and (i) the Company is not the surviving entity or (ii) the Company is the surviving entity and the stockholders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give each holder of Stock Options written notice of such fact on or before 15 days before such reorganization, and each such Stock Option shall be exercisable in full after receipt of such notice and prior to such reorganization; however, Stock Options not exercised prior to such reorganization shall expire on the occurrence of such reorganization. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization for the foregoing purposes. Notwithstanding the foregoing, the provisions of the Plans relating to the Company's reorganization are subject to the term of the Stock Options as set forth in the Plans.

     In the event of the proposed dissolution or liquidation of the Company, the Stock Options granted under the Plans shall terminate as of the date to be fixed by the Committee (as provided in the Plans), provided that not less than 30 days' prior written notice of the date so fixed shall be given to the holder of such Stock Options and such holder shall have the right, during the period of 30 days preceding such termination, to exercise the Stock Options. Notwithstanding the foregoing, this provision of the Plans shall be subject to the term of the Stock Options and shall be subject to adjustments upon reorganization of the Company if the holder of the Stock Options receives notice of such reorganization at a time earlier than the notice provided for above.

      Trading. The Common Stock received pursuant to the Plans must be traded on and in compliance with all the applicable laws of the New York Stock Exchange, Inc.


                        TAX AND ERISA STATUS OF OPTIONS

  FEDERAL INCOME TAX CONSEQUENCES

     The summary set forth below is based upon an interpretation of present federal income tax laws and regulations as of the date hereof. This summary is not intended to cover all aspects of federal tax law (such as federal estate and gift tax law) or any state or local tax law that may be applicable to the Plans. Participants and Stock Option Transferees are urged to consult with their own tax advisors to determine the tax consequences that would pertain to such person's particular circumstances.

     The Stock Options granted pursuant to the Plans are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, and the terms of the Plans and Stock Options granted thereunder shall be so construed.

      Tax Consequences to Participant Transferors. The Company is of the opinion that a Participant who transfers a nonqualified stock option ("NSO") to a permitted transferee will not recognize income at the time of the transfer. Instead, the Participant Transferor will recognize ordinary compensation income at such time that the Stock Option Transferee exercises the NSO (to the extent that the Option Shares received are transferable or not subject to a substantial risk of forfeiture) in an amount equal to the excess of the fair market value of the Option Shares on the date of exercise over the amount paid for such NSO by the Participant Transferor. Moreover, such income will be subject to certain withholding taxes. Participant Transferors may satisfy the withholding obligation by writing a check to the Company or by another method permitted by the Company. Subject to certain limitations, the Company will generally be entitled to claim a Federal income tax deduction at such time and in the same amount that the Participant Transferor realizes ordinary income. In the event the Stock Option Transferee exercises the NSO after the death of the Participant Transferor, any such ordinary income will be recognized by the estate of the Participant Transferor.

      Tax Consequences to Stock Option Transferee. A Stock Option Transferee will not recognize income at the time of the transfer of the NSO since a gift is specifically excluded from gross income. As described in the preceding paragraph, the Participant Transferor and not the Stock Option Transferee will recognize ordinary compensation income at the time the Stock Option Transferee exercises the NSO. A Stock Option Transferee who chooses to exercise an NSO in whole or in part by delivery of other Common Stock already owned by the Stock Option Transferee should consult with their own tax counsel concerning the tax consequences of such a transaction.

      Tax Consequences Upon Subsequent Sale of Stock by Stock Option Transferee. If Option Shares acquired upon exercise of an NSO by a Stock Option Transferee are later sold or exchanged, then the difference between (i) the sum of the cash and fair market value of the property received and (ii) the Stock Option Transferee's adjusted tax basis in the Option Shares will be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the taxpayer) generally depending upon whether the stock has been held for more than one year after the exercise date. The Stock Option Transferee's adjusted tax basis in such Option Shares will generally be equal to the fair market value of such Option Shares at the time of exercise (if such Option Shares are transferable or not subject to a substantial risk of forfeiture at such time), which shall include the exercise price of the NSO plus the amount of income recognized by the Participant Transferor (or his or her estate) at the time of exercise. Different basis rules will apply if the Stock Option Transferee delivered Common Stock in payment of all or a portion of the exercise price of the NSO.

  ERISA

     The Plans and the Stock Options described herein are not subject to the provisions of ERISA. The Plans are not qualified under Section 401(a) of the Code.

                              REOFFERS AND RESALES

     "AFFILIATES" OF THE COMPANY WITHIN THE MEANING OF RULE 405 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") MAY REOFFER OR RESELL SHARES OF COMMON STOCK ACQUIRED BY THEM THROUGH THE EXERCISE OF STOCK OPTIONS DESCRIBED HEREIN PURSUANT TO EITHER RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR AN EFFECTIVE REOFFER PROSPECTUS IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SECURITIES ACT. SUCH RULES REQUIRE THAT THE AFFILIATE DESIRING TO REOFFER OR RESELL SUCH SECURITIES BE NAMED IN THE REOFFER PROSPECTUS AND STATE THE NUMBER OF SHARES HE OR SHE DESIRES TO REGISTER THEREUNDER. "AFFILIATES" ARE GENERALLY DEFINED TO BE PERSONS WHO, DIRECTLY OR INDIRECTLY, CONTROL THE MANAGEMENT AND POLICIES OF THE COMPANY OR ARE CONTROLLED BY OR UNDER COMMON CONTROL WITH THE COMPANY OR OTHER AFFILIATES. SUCH PERSONS GENERALLY INCLUDE ALL EXECUTIVE OFFICERS, DIRECTORS AND THEIR ASSOCIATES.

                                    EXPERTS

     The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Company's 1996 10-K, and incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the method of calculating impairment of long-lived assets as discussed in Note 3 to the consolidated financial statements.

                                 LEGAL OPINION

            The legality of the shares of Common Stock offered hereby has been passed upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company. In addition, Akin, Gump, Strauss, Hauer & Feld, L.L.P. has advised the Company concerning certain Federal income tax consequences related to Stock Options under the Plans and the transfer and exercise thereof.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


  ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee.

         Registration fee.............................. $45,853.64
         Fees and expenses of accountants..............   1,000.00
         Fees and expenses of counsel..................   3,000.00
         Blue Sky fees and expenses....................   1,000.00
         Printing expenses.............................          -
         Miscellaneous.................................          -
                                                        ----------
         Total......................................... $50,853.64
                                                        ==========


  ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
  Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145. In addition, Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

       Article 11 of the Company's Certificate of Incorporation, as amended (the "Certificate"), provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), liability, loss, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to
  Article 11 of the Certificate.  In addition, the Company has, pursuant to
  Section 102(b)(7) of the DGCL, provided in Article 10 of its Certificate that, to the fullest extent permitted by applicable law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of his fiduciary duties as a director.

       The right to indemnification under Article 11 of the Certificate is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article 11 of the

  Certificate or otherwise. The Company may, by action of its Board of Directors, pay such expenses incurred by employees and agents of the Company upon such terms as the Board of Directors deems appropriate.

       Section 8.14 of the Company's Bylaws provides that the Company shall have the power and obligation to indemnify any person who was or is a director, officer, employee or agent of the Company, or was or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent set forth in the Certificate. Section 8.15 of the Company's Bylaws provides for the authority to purchase insurance with respect to indemnification of directors and officers.

       Furthermore, individual Indemnification Agreements have been entered into between the Company and each director of the Company that contractually obligate the Company to provide to the directors (i) indemnification; (ii) insurance or self-insurance in lieu thereof; and (iii) additional indemnification.


  ITEM 16.  EXHIBITS.

     3.1 Certificate of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.1 to UMC's 1995 Form 10-K filed with the Securities and Exchange Commission on March 7, 1996.

     3.2    By-laws of the Company, as amended, incorporated by reference to
            Exhibit 3.2 to UMC's Form S-8 (No. 333-28017) filed with the Securities and Exchange Commission on May 29, 1997.

     4.1 Specimen of certificate representing Series A Voting Common Stock, par value $.01 per share, of the Company, incorporated by reference to Exhibit 4.13 to UMC's Form 10-Q for the period ended June 30, 1994 filed with the Securities and Exchange Commission on August 10, 1994.

     4.2 Rights Agreement by and between United Meridian Corporation and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, dated as of February 13, 1996, incorporated by reference as Exhibit 1 to Form 8-K, filed with the Securities and Exchange Commission on February 14, 1996.

     4.3 UMC 1994 Nonqualified Employee Stock Option Plan incorporated herein by reference to Exhibit 4.14 to the Company's Form S-8 (No. 33-79160) filed with the Securities and Exchange Commission on May 19, 1994.

     4.4 First Amendment to the UMC 1994 Employee Nonqualified Stock Option Plan dated November 16, 1994, incorporated herein by reference to
            Exhibit 4.11.1 to the Company's Form S-8 (No. 33-86480) filed with the Securities and Exchange Commission on November 18, 1994.

     4.5 Second Amendment to the UMC 1994 Employee Nonqualified Stock Option Plan dated May 22, 1996, incorporated herein by reference to Exhibit
            4.3.2 to the Company's Form S-8 (No. 333-05401) filed with the Securities and Exchange Commission on June 6, 1996.

     4.6 Third Amendment to the UMC 1994 Employee Nonqualified Stock Option Plan dated November 13, 1996, incorporated herein by reference to
            Exhibit 4.3.3 to the Company's Form S-8 (No. 333-28017) filed with the Securities and Exchange Commission on May 29, 1997.

     4.7 Fourth Amendment to the UMC 1994 Employee Nonqualified Stock Option Plan dated May 21, 1997, incorporated herein by reference to Exhibit
            4.3.4 to the Company's Form S-8 (No. 333-28017) filed with the Securities and Exchange Commission on May 29, 1997.

     4.8 UMC 1994 Outside Directors' Nonqualified Stock Option Plan, incorporated herein by reference to Exhibit 4.15 to the Company's Form S-8 (No. 33-79160) filed with the Securities and Exchange Commission on May 19, 1994.

     4.9 First Amendment to the UMC 1994 Outside Directors' Nonqualified Stock Option Plan dated May 22, 1996, incorporated herein by reference to Exhibit 4.4.1 to the Company's Form S-8 (No. 333-05401) filed with the Securities and Exchange Commission on June 6, 1996.

     4.10 Second Amendment to the UMC 1994 Outside Directors' Nonqualified Stock Option Plan dated November 13, 1996, incorporated herein by reference to Exhibit 4.4 to the Company's Form S-8 (No. 333-28017) filed with the Securities and Exchange Commission on May 29, 1997.

    *5      Opinion and Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

   *23.1    Consent of Arthur Andersen LLP.

   *23.2 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in its opinion filed as Exhibit 5 hereto).

   *23.3    Consent of Netherland, Sewell & Associates, Inc.

   *23.4    Consent of McDaniel & Associates Consultants, Ltd.

   *23.5    Consent of Ryder Scott Company.

   *24 Power of Attorney (included on signature page of this Registration Statement).

  * Filed herewith.


  ITEM 17.  UNDERTAKINGS.

       The undersigned registrant hereby undertakes:

       (a)  (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on the 28th day of May, 1997.

                                 UNITED MERIDIAN CORPORATION


                                 By:  /s/ John B. Brock
                                      --------------------------------------
                                      John B. Brock, Chairman of the Board
                                      of Directors, Chief Executive Officer
                                      and Director

       KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of United Meridian Corporation hereby constitutes and appoints John
  B. Brock, Jonathan M. Clarkson, Christopher E. Cragg and John J. Patton and each of them, his true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-3 under the Securities Act of 1933, including any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-3 and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 28th day of May, 1997.

       Signature                                  Title
       ---------                                  -----


         /s/ John B. Brock                  Chairman of the Board of Directors,
--------------------------------------      Chief Executive Officer and Director
             John B. Brock


         /s/ James L. Dunlap                              President,
--------------------------------------      Chief Operating Officer and Director
             James L. Dunlap


      /s/ Jonathan M. Clarkson               Executive Vice President and Chief
--------------------------------------                 Financial Officer
          Jonathan M. Clarkson


      /s/ Christopher E. Cragg              Vice President, Controller and Chief
--------------------------------------                 Accounting Officer
          Christopher E. Cragg


         /s/ J. Dennis Bonney                               Director
--------------------------------------
             J. Dennis Bonney

         /s/ Charles R. Carson                             Director
--------------------------------------
             Charles R. Carson


         /s/ Robert H. Dedman                              Director
--------------------------------------
             Robert H. Dedman


         /s/ Robert L. Howard                              Director
--------------------------------------
             Robert L. Howard


         /s/ Robert V. Lindsay                             Director
--------------------------------------
             Robert V. Lindsay


         /s/ Elvis L. Mason                                Director
--------------------------------------
             Elvis L. Mason


         /s/ James L. Murdy                                Director
--------------------------------------
             James L. Murdy


         /s/ David K. Newbigging                           Director
--------------------------------------
             David K. Newbigging


         /s/ Matthew R. Simmons                            Director
--------------------------------------
             Matthew R. Simmons


         /s/ Donald D. Wolf                                Director
--------------------------------------
             Donald D. Wolf

                                 EXHIBIT INDEX


  Exhibit No.                 Description                                   Page
  -----------                 -----------                                   ----

     3.1 Certificate of Incorporation of the Company, as amended, incorporated by reference to Exhibit 3.1 to UMC's 1995 Form 10-K filed with the Securities and Exchange Commission on March 7, 1996.

     3.2      By-laws of the Company, as amended, incorporated by reference to
              Exhibit 3.2 to UMC's Form S-8 (No. 333-28017) filed with the Securities and Exchange Commission on May 29, 1997.

     4.1 Specimen of certificate representing Series A Voting Common Stock, par value $.01 per share, of the Company, incorporated by reference to Exhibit 4.13 to UMC's Form 10-Q for the period ended June 30, 1994 filed with the Securities and Exchange Commission on August 10, 1994.

     4.2 Rights Agreement by and between United Meridian Corporation and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, dated as of February 13, 1996, incorporated by reference as
              Exhibit 1 to Form 8-K, filed with the Securities and Exchange Commission on February 14, 1996.

     4.3 UMC 1994 Nonqualified Employee Stock Option Plan incorporated herein by reference to Exhibit 4.14 to the Company's Form S-8 (No. 33-79160) filed with the Securities and Exchange Commission on May 19, 1994.

     4.4 First Amendment to the UMC 1994 Employee Nonqualified Stock Option Plan dated November 16, 1994, incorporated herein by reference to
              Exhibit 4.11.1 to the Company's Form S-8 (No. 33-86480) filed with the Securities and Exchange Commission on November 18, 1994.

     4.5 Second Amendment to the UMC 1994 Employee Nonqualified Stock Option Plan dated May 22, 1996, incorporated herein by reference to Exhibit 4.3.2 to the Company's Form S-8 (No. 333-05401) filed with the Securities and Exchange Commission on June 6, 1996.

     4.6 Third Amendment to the UMC 1994 Employee Nonqualified Stock Option Plan dated November 13, 1996, incorporated herein by reference to
              Exhibit 4.3.3 to the Company's Form S-8 (No. 333-28017) filed with the Securities and Exchange Commission on May 29, 1997.

     4.7 Fourth Amendment to the UMC 1994 Employee Nonqualified Stock Option Plan dated May 29, 1997, incorporated herein by reference to Exhibit 4.3.4 to the Company's Form S-8 (No. 333-28017) filed with the Securities and Exchange Commission on May 29, 1997.

     4.8 UMC 1994 Outside Directors' Nonqualified Stock Option Plan, incorporated herein by reference to Exhibit 4.15 to the Company's Form S-8 (No. 33-79160) filed with the Securities and Exchange Commission on May 19, 1994.

     4.9 First Amendment to the UMC 1994 Outside Directors' Nonqualified Stock Option Plan dated May 22, 1996, incorporated herein by reference to Exhibit 4.4.1 to the Company's Form S-8 (No. 333-05401) filed with the Securities and Exchange Commission on June 6, 1996.

     4.10 Second Amendment to the UMC 1994 Outside Directors' Nonqualified Stock Option Plan dated November 13, 1996, incorporated herein by reference to Exhibit 4.4 to the Company's Form S-8 (No. 333-28017) filed with the Securities and Exchange Commission on May 29, 1997.

    *5        Opinion and Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

    *23.1     Consent of Arthur Andersen LLP.

    *23.2 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in its opinion filed as Exhibit 5 hereto).

    *23.3     Consent of Netherland, Sewell & Associates, Inc.

    *23.4     Consent of McDaniel & Associates Consultants, Ltd.

    *23.5     Consent of Ryder Scott Company.

    *24 Power of Attorney (included on signature page of this Registration Statement).

  * Filed herewith.